SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CARLYLE INDS.


          GAMCO INVESTORS, INC.
                                12/07/98           50,500             1.1400
                                11/24/98           23,000             1.0000
                                11/19/98              214-             .8750
                                11/18/98           50,000             1.0000





























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.